                                                                                                     Execution Copy

                                               EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT made and entered into by and between U.S. Can Corporation (the "Company") and
Michael M. Rajkovic (the "Executive") as of the 16th day of May, 2005 (the "Effective Date").  All terms not defined elsewhere herein shall have the meaning set forth in Section 13 hereof.

         WHEREAS, the operations of the Company and its Affiliates are a complex matter requiring direction and leadership in a variety of arenas, including financial, strategic planning, manufacturing, sales, human resources, regulatory, community relations and others:

         WHEREAS, the Executive is possessed of certain experience and expertise that qualify the Executive to provide the direction and leadership required by the Company and its Affiliates; and

         WHEREAS, subject to the terms and conditions hereinafter set forth, the Company therefore wishes to employ the Executive as its Executive Vice President - Chief Financial Officer and the Executive wishes to accept such employment:

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, terms, provisions and conditions set forth in this Agreement, the parties hereby agree:

1.       Employment.  Subject to the terms and conditions set forth in this Agreement, the Company hereby offers and the Executive hereby accepts employment.

2.       Term.  Subject to earlier termination as hereafter provided, the Executive's employment hereunder shall be for an initial term of one year, commencing on the Effective Date, and shall automatically be extended thereafter for successive terms of one year each.  The term of this Agreement, as from time to time extended, is hereafter referred to as "the term of this Agreement" or "the term hereof."

3.       Capacity and Performance.

(a)      During the term hereof, the Executive shall serve the Company as its Executive Vice President - Chief
                  Financial Officer.  In addition, and without further compensation, the Executive shall serve as a director and/or officer of one or more of the Company's Affiliates if so elected or appointed from time to time.

(b)      During the term hereof, the Executive shall be employed by the Company on a full-time basis and shall perform the duties and responsibilities of the Executive's position and such other duties and responsibilities on behalf of the Company and its Affiliates, reasonably consistent with the
                  Executive's position, as may reasonably be designated from time to time by the Chief Executive
                  Officer of the Company, by the Board of Directors of the Company (the "Board") or by its
                  designees.

(c)      During the term hereof, the Executive shall devote Executive's full business time and best efforts, business judgment, skill and knowledge exclusively to the advancement of the business and interests of the Company and its Affiliates and to the discharge of Executive's duties and responsibilities to them.  The Executive shall not engage in any other business activity or serve in any industry, trade, professional, governmental or academic position during the term of this Agreement, except as may be expressly approved in advance by the Chief Executive
                  Officer in writing.  The foregoing restriction, however, shall not be interpreted to prohibit the Executive from involvement in any charitable or community activities or organizations
                  (including, without limitation, participation in industry trade groups) that do not give rise to a conflict of interest and that, both individually and in the aggregate, do not materially interfere with Executive's ability to perform Executive's duties and responsibilities under this Agreement.

(d)      The Executive acknowledges and agrees that the Executive owes a fiduciary duty of loyalty, fidelity and allegiance to act at all times in the best interests of the Company and its Affiliates and to do no act which, directly or indirectly, would injure the business interests or reputation of the Company or any of its Affiliates.  It is agreed that any direct or indirect interest in, connection with, or benefit from any outside activities, including without limitation commercial activities, which interest might in any way adversely affect the Company or any of its Affiliates, involves a possible conflict of interest.  In keeping with the Executive's fiduciary duties to the Company and its Affiliates, the Executive agrees not to knowingly become involved in a conflict of interest with the Company or any of its Affiliates, or upon discovery thereof, allow such a conflict to continue.  Moreover, the Executive shall not engage in any activity that is reasonably likely to involve a possible conflict of interest without first obtaining written approval in accordance with the Company's conflict of interest policy and procedures, as in effect from time to time.

4.       Compensation and Benefits.  As compensation for all services performed by the Executive under and during the term hereof and subject to performance of the Executive's duties and of the obligations of the Executive to the Company and its Affiliates, pursuant to this Agreement or otherwise:

(a)      Base Salary.  During the term hereof, the Company will pay the Executive a base salary at the rate of
                  Three Hundred Seventy-Five Thousand Dollars ($375,000) per annum, payable in accordance with the payroll practices of the Company for its executives and subject to annual review and to increase from time to time by the Board in its discretion.  Such base salary, as from time to time increased, is hereafter referred to as the "Base Salary".

(b)      Incentive Compensation.  For each fiscal year completed during the term hereof, the Executive will be eligible to earn an annual incentive bonus in accordance with the Company's management incentive plan for that fiscal year, as established by the Board or, if so delegated, the
                  Compensation Committee. The Executive's target bonus under the annual incentive plan for a full fiscal year will be one hundred percent (100%) of the Base Salary (the "Target Bonus").
                  Compensation earned by the Executive under the management incentive plan during a fiscal year is referred to hereafter as the "Annual Bonus."  The amount of the Annual Bonus shall be determined by the Board or, if so delegated, the Compensation Committee, based on its assessment, in the exercise of its discretion, of the achievement of goals under the management incentive plan for that fiscal year. Any Annual Bonus earned during the first fiscal year completed during the term hereof shall be determined by multiplying the Annual Bonus that would have been payable for the full fiscal year by a fraction, the numerator of which is the number of calendar days between the Effective Date and the last day of fiscal year 2005 (or, if earlier, the date of termination of the Executive's employment) and the denominator of which is
                  365.  For purposes of determining the Executive's Annual Bonus for fiscal year 2005, but for no other purpose, the Executive shall be treated as if he had been employed by the Company from the first day of that fiscal year.  Except as otherwise provided in Section 5 hereof, the
                  Executive must be employed on the last day of a fiscal year in order to be eligible to earn an
                  Annual Bonus for that fiscal year.

(c)      Restricted Stock.

i.       The Company will sell to the Executive, and the Executive agrees to buy, Seven Hundred Fifty (750)
                           shares of common stock of the Company (the "Common Shares") and Two Thousand
                           Fifty-Three (2,053) shares of preferred stock of the Company (the "Preferred Shares"), each at a price per share of $1.00, with such sale to occur promptly following the date that this Agreement is executed by the second of the parties hereto (the
                           "Execution Date").  The purchased Common Shares and Preferred Shares will be restricted stock and will be subject to vesting over a five-year period, retroactive to the
                           Effective Date.

ii.      All of the purchased equity will vest in equal installments on each anniversary of the Effective Date and will fully vest on a Change of Control (as defined in Section 5(g) below).  All vesting is subject to the Executive's employment on the vesting date.  The restricted stock will be subject in all respects to the terms of the Company's stockholders agreement, equity incentive plan, stock restriction agreement and other provisions generally applicable to shares purchased by Company employees, each as in effect from time to time, which include, in addition to the vesting provisions stated above, certain restrictions on transfer, tag-along rights, drag-along rights, call rights, put rights, rights of first refusal, preemptive rights and registration rights, among other things.

iii.     The Executive shall not be eligible to receive any stock options, restricted stock or other equity of the Company, whether under an equity incentive plan or otherwise, except as expressly provided in this Agreement or as otherwise expressly authorized for Executive individually by the Board.

(d)      Vacations.  During the term hereof, the Executive shall be entitled to earn four (4) weeks of vacation per year, to be taken at such times and intervals as shall be determined by the Executive, subject to the reasonable business needs of the Company and the Company's vacation approval procedure for executives generally.  Vacation shall otherwise be governed by the policies of the Company, as in effect from time to time.

(e)      Employee Benefits.  During the term hereof and subject to any contribution therefor generally required of executives of the Company generally, the Executive shall be entitled to participate in any and all employee benefit plans from time to time in effect for employees of the Company generally, except to the extent such plans are in a category of benefit otherwise provided to the Executive (e.g., severance pay).  Such participation shall be subject to the terms of the applicable plan documents and generally applicable Company policies.  The Company may alter, modify, add to or delete its employee benefit plans at any time as it, in its sole judgment, determines to be appropriate, without recourse by the Executive.

(f)      Business Expenses.  The Company shall pay or reimburse the Executive for all reasonable, customary and necessary business expenses incurred or paid by the Executive in the performance of Executive's duties and responsibilities hereunder during the term hereof, subject to any maximum annual limit and other restrictions on such expenses set by the Board and to such reasonable substantiation and documentation as may be specified in advance by the Company from time to time.

(g)      Perquisites.  The Company will provide the Executive with the following perquisites:

i.       Automobile Allowance.  During the term hereof, the Company will provide the Executive with an automobile allowance in the after tax amount of Nine Hundred Dollars ($900) per month (the
                           "Monthly Automobile Allowance").

ii.      Relocation.  The Company will provide the Executive with relocation benefits as provided in the current relocation policy for senior management for the relocation of the Executive's family to the Detroit, Michigan area. Executive acknowledges and agrees that the cost of living accommodations in the Chicago, Illinois area and travel to and from the
                           Detroit, Michigan area for family visits shall be borne by the Executive.

iii.     Signing Bonus.  The Company will provide Executive with a signing bonus in the amount of One Hundred
                           Thousand Dollars ($100,000) payable in cash in a single lump sum payment on the six
                           (6) month anniversary of the Effective Date, provided that Executive is in the employ of the Company on such payment date.

                  Notwithstanding any provision of this Agreement to the contrary, in the event that before the first anniversary of the Effective Date the Executive's employment is terminated by the Company for Cause in accordance with Section 5(c) or the Executive terminates employment other than for
                  Good Reason in accordance with Section 5(f), Executive agrees to repay to the Company in cash in a single lump sum payment the total of the amounts paid to Executive in accordance with
                  Section 4(g)ii of this Agreement  within thirty (30) days of Executive's date of termination.

5.       Termination of Employment and Severance Benefits.  Notwithstanding the provisions of Section 2 hereof, the Executive's employment hereunder shall terminate prior to the expiration of the term under the following circumstances:

(a)      Death.  In the event of the Executive's death during the term hereof: the Executive's employment hereunder shall immediately and automatically terminate.  In such event, the Company will pay to the beneficiary designated by the Executive in writing (the "Designated Beneficiary") or, if none, to Executive's estate:

i.       any Base Salary earned but not paid through the date of termination;

ii.      any vacation time earned but not used through the date of termination; and

iii.     any business expenses incurred by the Executive but un-reimbursed on the date of termination, provided that such expenses and required substantiation and documentation are submitted within sixty (60) days of termination and that such expenses are reimbursable under Company policy,

                  (all of the foregoing, "Final Compensation").  In addition to Final Compensation, the Company will pay the following to the Designated Beneficiary or, if none, to the Executive's estate at the time payment would have been made had termination not occurred: (A) any Annual Bonus earned for the fiscal year preceding that in which termination occurs, but not yet paid on the date of termination and (B) any Annual Bonus earned for the fiscal year in which termination occurs, pro-rated by multiplying the Annual Bonus that would have been payable to the Executive for such fiscal year based on actual performance for the entire fiscal year by a fraction, the numerator of which is the number of calendar days between the first day of such fiscal year and the date of termination and the denominator of which is 365, with the total of any amounts so earned under (A) and (B) being termed hereafter "Final Bonus Compensation."

(b)      Disability.

i.       The Company may terminate the Executive's employment hereunder, upon notice to the Executive, in the event that the Executive becomes disabled during Executive's employment hereunder through any illness, injury, accident or condition of either a physical or psychological nature and, as a result, is unable to perform substantially all of
                           Executive's duties and responsibilities hereunder, notwithstanding the provision of any reasonable accommodation, for one hundred eighty (180) days during any period of three hundred and sixty-five (365) consecutive calendar days.  In the event of termination hereunder, the Company will pay the Executive at its next regular payday following termination hereunder any Final Compensation and will pay the Executive at the regularly scheduled time or times for such payment any Final Bonus
                           Compensation.

ii.      The Board may designate another employee to act in the Executive's place during any period of the
                           Executive's disability.  Notwithstanding any such designation, the Executive shall continue to receive the Base Salary in accordance with Section 4(a) and perquisites in accordance with Section 4(g)(i) and shall continue to participate in Company benefit plans in accordance with Section 4(e), to the extent permitted by the then-current terms of the applicable benefit plans, until the Executive becomes eligible for disability income benefits under the Company's disability income plan or until the termination of Executive's employment, whichever shall first occur.  While the
                           Executive's employment hereunder continues, if the Executive is receiving disability income payments under the Company's disability income plan, the Executive shall be entitled to receive Base Salary under Section 4(a) hereof reduced by the amount of any disability benefits paid for the same period of time and shall continue to participate in perquisites in accordance with Section 4(g)(i) and in Company benefit plans in accordance with Section 4(e) to the extent permitted by the then-current terms of the applicable benefit plans, until the termination of Executive's employment.

iii.     If any question shall arise as to whether during any period the Executive is disabled through any illness, injury, accident or condition of either a physical or psychological nature so as to be unable to perform substantially all of Executive's duties and responsibilities hereunder, the Executive may, and at the request of the Company shall, submit to a medical examination by a physician selected by the Company to whom the Executive or Executive's duly appointed guardian, if any, has no reasonable objection to determine whether the Executive is so disabled and such determination shall for the purposes of this Agreement be conclusive of the issue.  If such question shall arise and the Executive shall fail to submit to such medical examination, the
                           Company's determination of the issue shall be binding on the Executive.

(c)      By the Company for Cause.  The Company may terminate the Executive's employment hereunder for Cause at any time upon notice to the Executive setting forth in reasonable detail the nature of such
                  Cause.  The following, as determined by the Board in its reasonable judgment, shall constitute
                  "Cause" for termination:  (i) the Executive's willful failure to perform (other than by reason of disability), or gross negligence in the performance of, Executive's material duties and responsibilities to the Company or any of its Affiliates; (ii) the Executive's breach of any of
                  Executive's obligations under Section 7, 8 or 9 of this Agreement; (iii) conviction of the
                  Executive of, or the Executive's plea of guilty or no contest to, a felony or other crime involving personal dishonesty or violence and/or resulting in incarceration; (iv) conduct by the Executive that constitutes fraud, embezzlement or theft; (v) gross misconduct by the
                  Executive or (vi) other conduct by the Executive that is, or could reasonably be expected to be, materially harmful to the Company or any of its Affiliates.  Upon the giving of notice of termination of the Executive's employment hereunder for Cause, the Company shall have no further obligation to the Executive, other than for Final Compensation; provided, however, that the Executive shall be reinstated if within twenty (20) business days following termination for
                  Cause the Executive can demonstrate to the Board that there was no reasonable basis for termination of the Executive for Cause.

(d)      By the Company Other than for Cause.  The Company may terminate the Executive's employment hereunder other than for Cause at any time upon notice to the Executive.  In the event of such termination, in addition to Final Compensation and Final Bonus Compensation, the Company shall:

i.       until the conclusion of a period of eighteen (18) months following the date of termination of the
                           Executive's employment hereunder (the "Severance Pay Period"), continue to pay the
                           Executive the Base Salary at the rate in effect on the date of termination;

ii.      until the earliest of the last day of the Severance Pay Period, the date the Executive becomes eligible to enroll in the health or dental plan of another employer or the date the Executive ceases to be eligible to participate in the Company's health or dental plan under plan terms or applicable law, and subject to any employee contribution generally applicable to actively-employed Company executives, continue to contribute to the premium cost of the Executive's participation, and that of Executive's eligible dependents, in the
                           Company's group health and dental plans; and

iii.     pay for costs and expenses of outplacement services selected by the Executive and reasonably acceptable to the Company for one year or, if less, until the Executive obtains other employment, to a maximum cost to the Company of Twenty-Five Thousand Dollars ($25,000), payments to be made by the Company to the outplacement vendor upon the submission to the
                           Company of documentation reasonably satisfactory to the Company evidencing the incurrence of such costs and expenses within sixty (60) days of Executive's date of termination,

                  (all of the foregoing, "Severance Benefits"). Any obligation of the Company to the Executive hereunder is conditioned, however, upon the Executive signing waiver and release of claims agreement in a form attached hereto and marked Exhibit A (the "Employee Release") within twenty-one days (or such greater period as the Company may specify) following the later of the date on which the Executive (or, in the case of termination by the Executive for Good Reason, the Company) receives notice of termination of employment and upon the Executive not revoking the Employee Release in a timely manner thereafter and upon the Executive meeting Executive's obligations under Section 6(c) hereof.  Base Salary to which the Executive is entitled under clause (i) hereof shall be payable in accordance with the normal payroll practices of the
                  Company and will begin at the Company's next regular payroll period which is at least five (5)
                  business days following the later of the effective date of the Employee Release or the date the
                  Employee Release, signed by the Executive, is received by the Company, but shall be retroactive to next business day following the date of termination.  Notwithstanding the provisions of this
                  Section 5(d), however, in the event that, within a reasonable time (which time shall not exceed thirty days) following termination of the Executive's employment by the Company hereunder, the
                  Board determines in good faith that circumstances existed which would have constituted a basis for termination of the Executive's employment for Cause, the Executive's employment will be deemed to have been terminated for Cause in accordance with Section 5(c) hereof.

(e)      By the Executive for Good Reason.  The Executive may terminate Executive's employment hereunder for Good
                  Reason, upon notice to the Board setting forth in reasonable detail the nature of such Good
                  Reason.  The following shall constitute "Good Reason" for termination by the Executive:
                  (i) failure of the Company to continue the Executive in the position of Executive Vice President
                  - Chief Financial Officer; (ii) material diminution in the nature or scope of the Executive's responsibilities or duties; provided, however, the Company's failure to continue the
                  Executive's appointment or election as an officer or director of any of its Affiliates and any diminution of the nature or scope of the business of the Company or any of its Affiliates or any sale or transfer of the equity, property or other assets of the Company or any of its
                  Affiliates shall not constitute "Good Reason"; (iii) material failure of the Company to provide the Executive compensation and benefits in accordance with the terms of Section 4 hereof; or
                  (iv) relocation of the Executive's primary office more than thirty (30) miles from its then-current location without the Executive's consent; provided, however, with respect to termination in accordance with clause (ii) or (iii) hereof, such diminution in the nature or scope of the Executive's responsibilities or duties or failure of the Company to provide the
                  Executive compensation and benefits in accordance with the terms of Section 4 hereof has remained uncured after twenty (20) business days' notice from the Executive specifying in reasonable detail the nature of such diminution or failure.  In the event of termination in accordance with this Section 5(e), in addition to Final Compensation and Final Bonus
                  Compensation, the Executive will be entitled to the Severance Benefits the Executive would have been entitled to receive had the Executive's employment been terminated by the Company other than for Cause in accordance with Section 5(d) above; provided that the Executive satisfies all conditions to such entitlement, including without limitation the signing of an effective
                  Employee Release and meeting the Executive's obligations under Section 6(c) hereof.  It is agreed and understood that "Good Reason" shall cease to exist for an event on the sixtieth
                  (60th) day following the date the Executive first knew or reasonably should have known of its occurrence, unless the Executive has given notice thereof to the Company prior to such date.

(f)      By the Executive Other than for Good Reason.  The Executive may terminate Executive's employment hereunder at any time upon sixty (60) days' prior notice to the Company.  In the event of termination by the Executive pursuant to this Section 5(f), the Board may elect to waive the period of notice, or any portion thereof, and, if the Board so elects, the Company will pay the
                  Executive the Base Salary for the notice period or for any remaining portion of the period.

(g)      Upon a Change of Control.

i.       If a Change of Control occurs and, within one year following such Change of Control, the Company terminates the Executive's employment hereunder other than for Cause or the Executive terminates employment hereunder for Good Reason, then, in lieu of any Severance
                           Benefits under Section 5(d) or 5(e) hereof, and provided that the Executive signs the
                           Employee Release within twenty-one days (or such greater period as the Company may specify) following the date on which the Executive gives or receives notice of termination of employment, as applicable, and does not revoke it in a timely manner thereafter and provided that the Executive meets the Executive's obligations under
                           Section 6(c) hereof, then, in addition to payment of Final Compensation and Final
                           Bonus Compensation, the Company (A) shall pay the Executive, within ten business days following the later of the effective date of the Employee Release or the date the
                           Employee Release, signed by the Executive, is received by the Company, a lump sum payment equal to one and one-half (1-1/2) times the sum of the Base Salary and the
                           Target Bonus, (B) shall pay the full cost of the continued participation by the
                           Executive and the Executive's qualified beneficiaries in the Company's group health and dental plans for so long as the Executive remains entitled to continue such participation under applicable law, but not to exceed eighteen (18) months, and (C)
                           shall pay for costs and expenses of outplacement services selected by the Executive and reasonably acceptable to the Company for one year or, if less, until the Executive obtains other employment, up to a maximum cost to the Company of Twenty-Five Thousand
                           Dollars ($25,000), payments to be made by the Company to the outplacement vendor upon submission to the Company of documentation reasonably satisfactory to the Company evidencing the incurrence of such costs and expenses within sixty (60) days of
                           Executive's date of termination.

ii.      Notwithstanding the foregoing, the payments and benefits to which the Executive would be entitled pursuant to Section 5(g)(i) as a result of a Change of Control shall be reduced to the maximum amount for which the Company will not be limited in its deduction pursuant to
                           Section 280G of the Internal Revenue Code of 1986, as amended, or any successor provision.  Any such reduction shall be applied to the amounts due under Section
                           5(g)(i) as the Executive may reasonably determine or, if the Executive shall fail to notify the Company of the Executive's termination within a reasonably timely manner, as the Company shall determine.

iii.     A Change of Control means the occurrence hereafter of any of the following events:  (a) any "Person," as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 as
                           amended (the "Exchange Act"), other than (i) the Company or (ii) any parent or direct or indirect subsidiary of the Company or (iii) any Person or group of Persons who was a shareholder of the Company on the Effective Date of this Agreement (a "Current
                           Stockholder") or an affiliate of a Current Stockholder or combination of Current
                           Stockholders (a "Stockholder Affiliate") or (iv) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or one of its
                           Affiliates, becomes a beneficial owner within the meaning of Rule 13d-3, as amended, as promulgated under the Exchange Act ("Rule 13d-3"), directly or indirectly, in one or a series of related transactions, of securities representing more than fifty percent (50%) of the combined voting power of the then outstanding securities of the
                           Company; (b) there is consummated a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the beneficial ownership, within the meaning of Rule 13d-3, of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (c) there occurs a closing of a sale or other disposition by the Company of all or substantially all of the assets of the Company, other than a sale to a parent or direct or indirect subsidiary of the
                           Company or to a Current Stockholder or to a Stockholder Affiliate.

iv.      The Company shall promptly reimburse the Executive for the amount of all reasonable attorneys' fees and expenses incurred by the Executive in seeking to obtain or enforce any right or benefit provided the Executive under this Section 5(g).

(h)      Advice to Consult an Attorney.  The Release of Claims which the Executive must execute in order to qualify for Severance Benefits under Section 5(d), 5(e) or 5(g) creates legally binding obligations and the Company and its Affiliates therefore advise the Executive to consult an attorney before signing it.

(i)      Timing of Payments.  In the event that at the time that Executive's date of termination from Company employment occurs the Company is publicly traded (as defined in Section 409A of the Code), any amounts payable under this Section 5 that would otherwise be considered deferred compensation subject to the additional twenty percent (20%) tax imposed by Section 409A if paid within six
                  (6) months following the date of termination of Company employment shall be paid at the later of the time otherwise provided in Section 5 or the time that will prevent such amounts from being considered deferred compensation.

6.       Effect of Termination.  The provisions of this Section 6 shall apply to termination pursuant to Section
5 or otherwise.

(a)      Payment by the Company of any Final Compensation, Final Bonus Compensation and/or Severance Benefits due
                  to the Executive under the applicable termination provision of Section 5 shall constitute the entire obligation of the Company to the Executive hereunder.  For the avoidance of doubt, the
                  Executive's rights and obligations and those of the Company with respect to any Company securities held by the Executive at termination of the Executive's employment shall be governed by any applicable stock option plans, certificates and agreements, shareholders' agreements and other restrictions and provisions applicable to such securities.  The Executive shall promptly give the Company notice of all facts necessary for the Company to determine the amount and duration of its obligations in connection with any termination pursuant to Section 5(d), 5(e)
                  or 5(g) hereof.

(b)      Except for health and dental plan coverage continued pursuant to Section 5(d), 5(e) or 5(g) hereof, benefits shall terminate pursuant to the terms of the applicable benefit plans based on the date of termination of the Executive's employment without regard to any continuation of Base
                  Salary or other payment to the Executive following such date of termination.

(c)      The Executive agrees that if, on the date Executive's employment with the Company terminates, howsoever caused, the Executive is a member of the Board or of the board of directors of any of the
                  Affiliates or holds any position or office with the Company or any of the Affiliates, the termination shall constitute Executive's resignation from all such memberships, positions and offices, effective as of the date of termination of Executive's employment and Executive agrees to execute confirmation of any such resignations requested by the Company.

(d)      Provisions of this Agreement shall survive any termination if so provided herein or if necessary or desirable to accomplish the purposes of other surviving provisions, including without limitation Section 26 hereof and the obligations of the Executive under Sections 7, 8 and 9 hereof.  The obligation of the Company to make payments to or on behalf of the Executive under
                  Section 5(d), 5(e) or 5(g) hereof is expressly conditioned upon the Executive's continued full performance of obligations under Sections 7, 8 and 9 hereof.  The Executive recognizes that, except as expressly provided in Section 5(d), 5(e), 5(f) or 5(g), no compensation is earned after termination of employment.

7.       Confidential Information, Return of Documents and Property and
Continued                                                  Cooperation.

(a)      The Executive acknowledges that the Company and its Affiliates continually develop Confidential
                  Information, that the Executive may develop Confidential Information for the Company or its
                  Affiliates and that the Executive may learn of Confidential Information during the course of employment.  The Executive will comply with the policies and procedures of the Company and its
                  Affiliates for protecting Confidential Information and shall not disclose to any Person or use, other than as required by applicable law or for the proper performance of Executive's duties and responsibilities to the Company and its Affiliates, any Confidential Information obtained by the Executive incident to Executive's employment or other association with the Company or any of its Affiliates.  The Executive understands that this restriction shall continue to apply after Executive's employment terminates, regardless of the reason for such termination.
                  Further, the Executive agrees to provide prompt notice to the Company of any required disclosure of Confidential Information sought pursuant to subpoena, court order or any other legal requirement and to provide the Company a reasonable opportunity to seek protection of the
                  Confidential Information prior to any such disclosure.

(b)      All documents, records, tapes and other media of every kind and description relating to the business, present or otherwise, of the Company or its Affiliates and any copies, in whole or in part, thereof (the "Documents"), whether or not prepared by the Executive, and any tangible property of the Company or any of its Affiliates furnished to the Executive, including without limitation computers, personal digital assistants, credit cards and identification cards and keys, shall be the sole and exclusive property of the Company and its Affiliates.  The
                  Executive shall safeguard all Documents and property of the Company and its Affiliates and shall surrender to the Company at the time Executive's employment terminates, or at such earlier time or times as the Board or its designee may specify, all Documents and other tangible property of the Company and its Affiliates then in the Executive's possession or control.

(c)      During the term hereof and for a reasonable period thereafter (but not less than twenty-four months following termination of Executive's employment), the Executive agrees to cooperate with the
                  Company with respect to all matters arising during or related to Executive's employment, including without limitation cooperation in connection with any litigation or governmental investigation or regulatory or other proceeding which may have arisen or which may arise following the execution of this Agreement.  As part of the cooperation agreed to herein, the
                  Executive shall provide complete and truthful information to the Company and its attorneys with respect to any matter arising during or related to Executive's employment.  Further, the
                  Executive shall be available to meet with Company personnel and the Company's attorneys and shall provide to the Company and its attorneys any and all documentary or other physical evidence pertinent to any such matter; and, at the Company's request upon reasonable notice, the Executive shall travel to such places as the Company may specify (for which the Company will reimburse Executive for reasonable travel and lodging expenses) and provide such complete and truthful information and evidence to parties whom the Company may specify.  Further, upon the request, whether oral or written, of the Company or its attorneys, the Executive shall testify, truthfully and accurately, to any such matter in any civil case to which the Company is a party or in connection with any investigation or regulatory or other proceeding relating to the Company or its activities.  The Executive shall promptly notify the Company, within two business days, of Executive's receipt from any third party or governmental entity of a request for testimony and/or documents, whether by legal process or otherwise, relating to any matter arising during or relating to Executive's employment.  Except as otherwise expressly provided herein, the Executive shall not charge the Company for Executive's compliance with obligations under this Section 7(c), but shall be reimbursed for all reasonable and documented out of pocket expenses incurred at the request of the Company.  The Executive's compliance with this
                  Section 7(c) shall be reasonably requested by the Company, so, where practicable, to minimize interference with the Executive's then current employment.  In the event the Executive can demonstrate loss of base salary from the Executive's full-time employer during any period of time the Executive is complying with this Section 7(c), the Company will compensate the
                  Executive for Executive's reasonable time spent in complying with Company requests hereunder
                  (other than time actually spent in testifying as a fact witness, which time shall not be compensated) at an hourly rate equal to the Executive's then-current base salary divided by
                  2080.

8.       Assignment of Rights to Intellectual Property.

(a)      The Executive shall promptly and fully disclose all Intellectual Property to the Company.  The Executive
                  hereby assigns and agrees to assign to the Company (or as otherwise directed by the Company)
                  the Executive's full right, title and interest in and to all Intellectual Property.  The
                  Executive agrees to execute any and all applications for domestic and foreign patents, copyrights or other proprietary rights and to do such other acts (including without limitation the execution and delivery of instruments of further assurance or confirmation) requested by the Company to assign the Intellectual Property to the Company and to permit the Company to enforce any patents, copyrights or other proprietary rights to the Intellectual Property.  The
                  Executive will not charge the Company for time spent in complying with these obligations, but shall be reimbursed for all reasonable and documented out of pocket expenses incurred at the request of the Company.  All copyrightable works that the Executive creates shall be considered
                  "work made for hire" and shall, upon creation, be owned exclusively by the Company.

(b)      As used in this Agreement, "Intellectual Property" means any invention, formula, process, discovery, development, design, innovation or improvement (whether or not patentable or registrable under copyright statutes) made, conceived, or first actually reduced to practice by the Executive solely or jointly with others, during Executive's employment by the Company, provided, however, notice is hereby provided that, in accordance with Illinois law (765 Ill. Comp. Stat. 1060/2), the term "Intellectual Property" shall not apply to any invention that the Executive develops entirely on Executive's own time and without using the equipment, supplies, facilities or trade secret information of the Company, unless (i) such invention relates to the business of the
                  Company or to the actual or demonstrably anticipated research or development of the Company or
                  (ii) the invention results from any work performed by the Executive for the Company.

9.       Restricted Activities.  The Executive agrees that some restrictions on Executive's activities during and after Executive's employment are necessary to protect the goodwill, Confidential Information and other legitimate interests of the Company and its Affiliates:

(a)      While the Executive is employed by the Company and for the period of twenty-four (24) months immediately following termination of the Executive's employment by the Company (in the aggregate, with the period of Executive's employment, the "Non-Competition Period"), the Executive shall not, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, compete with the Company or any of its Affiliates within the United
                  States or Europe or undertake any planning for any business competitive with the Company or any of its Affiliates.  Specifically, but without limiting the foregoing, the Executive agrees not to engage in any manner in any activity that is directly or indirectly competitive with the business of the Company or any of its Affiliates as conducted or under consideration at any time during the Executive's employment.  Restricted activity includes without limitation.
                  providing services, directly or indirectly, with or without compensation, whether as an employee, independent contractor, officer, director or otherwise, to any Person who does, or has plans to become, a competitor of the business of the Company or any of its Affiliates.  For the purposes of this Section 9, the business of the Company and its Affiliates shall include all Products and the Executive's undertaking shall encompass all items, products and services that may be used in substitution for Products.  The foregoing restrictions shall not preclude the Executive from making or retaining passive investment interests of less than two percent
                  (2%) in corporations whose stock is registered under the Exchange Act.  Also, notwithstanding the foregoing, the Board will give consideration to a request by the Executive for a waiver from the Board permitting him to take employment during the Non-Competition Period with a
                  Person competitive with the Company or one of its Affiliates in a position that is not managerial or executive; is not in a sales, marketing or research and development or like role;
                  and does not include membership on the governing board of such Person; and the Board will approve such request if the Board determines, in the exercise of its sole discretion, that such employment  does not have the potential to provide such Person access to Confidential
                  Information or otherwise provide such Person an unfair competitive advantage.  In order to be eligible for such consideration, the Executive must provide promptly to the Board all information requested by it pursuant to Section 10 hereof.

(b)      The Executive agrees that, during Executive's employment with the Company, Executive will not undertake any outside activity, whether or not competitive with the business of the Company or its
                  Affiliates, that could reasonably give rise to a conflict of interest or otherwise interfere with Executive's duties and obligations to the Company or any of its Affiliates.  Further, the
                  Executive agrees that, during Executive's employment and thereafter, Executive will comply with the policies of the Company and directives of the Board with respect to conflicts of interest, publicity and disparagement of the Company, its business and its management, as in effect from time to time.

(c)      The Executive acknowledges the interest of the Company and its Affiliates in maintaining a stable work force and agrees that, during the Non-Competition Period, Executive will not (i) hire or attempt to hire any employee of the Company or any of its Affiliates, assist in such hiring by any Person or encourage any such employee to terminate his or her relationship with the Company or any of its Affiliates or (ii) solicit or encourage any independent contractor providing services to the Company or any of its Affiliates to terminate or diminish those services or its relationship with the Company or any of its Affiliates.

(d)      Further, freely and knowingly acknowledging and agreeing that the Company and its Affiliates have a near permanent relationship with their customers, the Executive agrees that, during the
                  Non-Competition Period, Executive will not directly or indirectly solicit or encourage any customer of the Company or any of its Affiliates to terminate or diminish its relationship with them, or to conduct with any Person any business or activity which such customer conducts or could conduct with the Company or any of its Affiliates.

10.      Notification Requirement.  Until sixty (60) days after the conclusion of the Non-Competition Period, the
Executive shall give notice to the Company of each new business activity Executive plans to undertake, at least ten (10) business days prior to beginning any such activity.  Such notice shall state the name and address of the
Person for whom such activity is undertaken and the nature of the Executive's business relationship(s) and position(s) with such Person.  The Executive shall provide the Company with such other pertinent information concerning such business activity as the Company may reasonably request in order to determine the Executive's continued compliance with Executive's obligations under Sections 7, 8 and 9 hereof.

11.      Enforcement of Covenants.  The Executive acknowledges that Executive has carefully read and considered all the terms and conditions of this Agreement, including the restraints imposed upon Executive pursuant to
Sections 7, 8 and 9 hereof.  The Executive agrees that those restraints are necessary for the reasonable and proper protection of the Company and its Affiliates and that each and every one of the restraints is reasonable in respect to subject matter, length of time and geographic area.  The Executive further acknowledges that, were
Executive to breach any of the covenants contained in Sections 7, 8 or 9 hereof, the damage to the Company and its Affiliates would be irreparable.  The Executive therefore agrees that the Company and its Affiliates, in addition to any other remedies available to them, shall be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by the Executive of any of said covenants, without having to post bond.  The parties further agree that, in the event that any provision of Section 7, 8 or 9 hereof shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law.

12.      Conflicting Agreements.  The Executive hereby represents and warrants that the execution of this
Agreement and the performance of Executive's obligations hereunder will not breach or be in conflict with any other agreement to which the Executive is a party or is bound and that the Executive is not now subject to any covenants against competition or similar covenants or any court order or other legal obligation that would affect the performance of Executive's obligations hereunder.  The Executive will not disclose to or use on behalf of the
Company any proprietary information of a third party without such party's consent.

13.      Definitions.  Words or phrases which are initially capitalized or are within quotation marks shall have the meanings provided in this Section and as provided elsewhere herein.  For purposes of this Agreement, the following definitions apply:

(a)      "Affiliates" means all persons and entities directly or indirectly controlling, controlled by or under common control with the Company, where control may be by management authority, contract or equity interest.

(b)      "Confidential information" means any and all information of the Company and its Affiliates that is not generally known by Persons with whom they compete or do business, or with whom any of them plans to compete or do business and any and all other information, whether or not publicly known in whole or in part, which, if disclosed by the Company or any of its Affiliates, would assist in competition against them.  Confidential Information includes without limitation such information relating to (i) the development, research, testing, manufacturing, marketing and financial activities of the Company and its Affiliates, (ii) the Products, (iii) the costs, sources of supply, financial performance and strategic plans of the Company and its Affiliates,
                  (iv) the identity and special needs of the customers of the Company and its Affiliates and
                  (v) the people and organizations with whom the Company and its Affiliates have business relationships and the nature and substance of those relationships.  Confidential Information also includes any information that the Company or any of its Affiliates have received, or may receive hereafter, belonging to customers or others with any understanding, express or implied, that the information would not be disclosed.  Confidential Information does not include any information that is generally known or readily available to the public, other than as a result of its disclosure directly or indirectly by the Executive or by any other Person in breach of a duty of confidentiality owed to the Company or any of its Affiliates.

(c)      "Person," except as otherwise expressly provided for purposes of Section 5(g) hereof, means an individual, a corporation, a limited liability company, an association; a partnership, an estate, a trust and any other entity or organization, other than the Company or any of its
                  Affiliates.

(d)      "Products" mean all products actively planned, researched, developed, tested, manufactured, sold, licensed, leased or otherwise distributed or put into use by the Company or any of its
                  Affiliates, together with all services provided or planned by the Company or any of its
                  Affiliates during the Executive's employment.

14.      Withholding.  All payments made by the Company under this Agreement shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law.

15.      Assignment.  Neither the Company nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement without the consent of the
Executive in the event that the Executive is transferred to a position with any of the Affiliates or in the event that the Company shall hereafter effect a reorganization, consolidate with, or merge into, any Person or transfer all or substantially all of its properties or assets to any Person. In the event of an assignment to one of the
Company's Affiliates, however, if such Affiliate is a shell corporation (i.e., a company that is incorporated but has no significant assets or operations), the Company shall guarantee such Affiliate's performance under Sections
4(a), 4(b) and 4(g) and under Sections 5(d) and 5(e) hereof until such time as the Board reasonably determines that the Affiliate's assets are adequate for performance thereunder.  This Agreement shall inure to the benefit of and be binding upon the Company and the Executive, their respective successors, executors, administrators, heirs and permitted assigns.

16.      Severability.  If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

17.      Waiver.  No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party.  The failure of either party to require the performance of any term or obligation of this
Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

18.      Notices.  Any and all notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be effective when delivered in person, consigned to a reputable national overnight courier or deposited in the United States mail, postage prepaid, registered or certified, and addressed to the
Executive at the Executive's last known address on the books of the Company or, in the case of the Company, at its principal place of business, attention of the Chair of the Board, or to such other address as either party may specify by notice to the other actually received.

19.      Entire Agreement.  This Agreement constitutes the entire agreement between the parties and supersedes all prior communications, agreements and understandings, written or oral, with respect to the terms and conditions of the Executive's employment.

20.      Amendment.  This Agreement may be amended or modified only by a written instrument signed by the
Executive and by an expressly authorized representative of the Company.

21.      Headings.  The headings and captions in this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement.

22.      Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

23.      Governing Law.  This is an Illinois contract and shall be construed and enforced under and be governed in all respects by the laws of the State of Illinois, without regard to the conflict of laws principles thereof.

24.      Construction.  The parties acknowledge that this Agreement is the result of arm's-length negotiations between sophisticated parties each afforded representation by legal counsel.  Each and every provision of this
Agreement shall be construed as though both parties participated equally in the drafting of the same, and any rule of construction that a document shall be construed against the drafting party shall not be applicable to this Agreement.

25.      Set Off; No Mitigation.  The Company's obligation to pay Executive the amounts provided and to make the arrangements provided hereunder shall be subject to set-off, counterclaim or recoupment of monies owed by
Executive to the Company or its Affiliates.  Executive shall not be required to mitigate the amount of any payment provided for pursuant to this Agreement by seeking other employment.

26.      Indemnification.  The Company shall indemnify the Executive to the extent provided in its then current
Articles or By-Laws.  The Executive agrees to promptly notify the Company of any actual or threatened claim arising out of or as a result of [his/her] employment with the Company

                                        [Signature Page Immediately Follows]

         IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company, by its duly authorized representative, and by the Executive, as of the date first above written.

THE EXECUTIVE:                                           THE COMPANY
                                                         U.S. CAN CORPORATION
                                                         By: /s/ Philip R. Mengel
                                                                   Philip R. Mengel
/s/ Michael M. Rajkovic
Michael M. Rajkovic                                      Title:  Chief Executive Officer

Date:  August 15, 2005                                   Date:  August 15, 2005

                                                     Exhibit A

                                                 RELEASE OF CLAIMS

         FOR AND IN CONSIDERATION OF the benefits to be provided me in connection with the termination of my employment, as set forth in the agreement between me and U.S. Can Corporation  (the "Company") dated as of
May 16, 2005 (the "Agreement"), which are conditioned on my signing this Release of Claims and to which I am not otherwise entitled, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, I, on my own behalf and on behalf of my heirs, executors, administrators, beneficiaries, representatives and assigns, and all others connected with me, hereby release and forever discharge the Company, its Affiliates (as that term is defined in the Agreement) and all of their respective past, present and future officers, directors, shareholders, employees, agents, general and limited partners, members, managers, joint venturers, representatives, successors and assigns, and all others connected with any of them, both individually and in their official capacities, from any and all causes of action, rights and claims of any type or description, known or unknown, which I have had in the past, now have, or might now have, through the date of my signing of this Release of Claims, in any way resulting from, arising out of or connected with my employment by the Company or any of its Affiliates or the termination of that employment or pursuant to any federal, state or local law, regulation or other requirement (including without limitation Title VII of the Civil Rights Act of
1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, and the fair employment practices laws of the state or states in which I have been employed by the Company or any of its Affiliates, each as amended from time to time).

Excluded from the scope of this Release of Claims is (i) any claim arising under the terms of the Agreement after the effective date of this Release of Claim, (ii) any right of indemnification that I have pursuant to the
Articles of Incorporation or By-Laws of the Company or any of its Affiliates, (iii) any vested rights under any
Company retirement plan and (iv) any rights to continue participation in the Company's health and/or dental plans under applicable law.

In signing this Release of Claims, I acknowledge my understanding that I may not sign it prior to the termination of my employment, but that I may consider the terms of this Release of Claims for up to twenty-one (21) days (or such longer period as the Company may specify) from the later of the date my employment with the Company terminates.  I also acknowledge that I am advised by the Company and its Affiliates in writing to seek the advice of an attorney prior to signing this Release of Claims; that I have had sufficient time to consider this Release of Claims and to consult with an attorney, if I wished to do so, or to consult with any other person of my choosing before signing; and that I am signing this Release of Claims voluntarily and with a full understanding of its terms.

I further acknowledge that, in signing this Release of Claims, I have not relied on any promises or representations, express or implied, that are not set forth expressly in the Agreement.  I understand that I may revoke this Release of Claims at any time within seven (7) days of the date of my signing by written notice to the Chair of the Board of Directors of the Company and that this Release of Claims will take effect only upon the expiration of such seven-day revocation period and only if I have not timely revoked it.

Intending to be legally bound, I have signed this Release of Claims under seal as of the date written below.

Signature: _____________________________________________

Name (please print):  Michael M. Rajkovic

Date Signed: ___________________________________________